Unanimous Written Consent
Of The Board Of Directors
Of
Puissant Industries, Inc.
A Florida Corporation

The undersigned, being all directors of Puissant Industries, Inc., a Florida Corporation (the "Corporation"), hereby consent, pursuant to the authority granted by the law of the state of Florida, to the adoption of the following resolutions:

WHEREAS, that the Corporation previously conducted an offering of $64,000 of promissory notes (the “Notes”) which were convertible into shares of its common stock (the “Common Shares”) at the price of $1.00 (the “Conversion Price”);

WHEREAS, the Corporation desires to reduce the Conversion Price from $1.00 per common share to $.50 per Common Share in order to promote shareholder loyalty and goodwill between the Corporation and the holders of the Notes;

NOW THEREFORE

 RESOLVED, that the Conversion Price per Common Share shall be $.50 per share.

The undersigned constituting all of the members of the Board of Directors of the Corporation has duly executed this Consent on the 17th day of March 2011.

/s/Mark Holbrook
/s/Marshall Holbrook
/s/Cora J. Holbrook